Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS THIRD QUARTER RESULTS

Company Reports Income of $0.02 per Diluted Share from Continuing Operations

Operating Results in Line with October 21 Announcement

Fourth Quarter 2008 EPS Range of $0.35 to $0.45 Maintained

Company Provides Initial 2009 EPS Guidance Range of $1.30 to $1.45

LOUISVILLE, Ky. (October 30, 2008) – Kindred Healthcare, Inc. (the “Company” or “Kindred”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2008.

Third Quarter Summary:

•	Consolidated revenues exceeded $1 billion
—	Excluding the institutional pharmacy business that was spun off in July 2007, revenues grew 6% compared to the third quarter of 2007

•	Diluted earnings per share from continuing operations reported at $0.02
—	Results included a negative impact of $0.06 per diluted share from certain items
—	The results are consistent with the range provided by the Company on October 21, 2008

•	Despite higher admissions, hospital results were hampered by declines in length of stay, higher costs and the Gulf hurricanes
—	Reported hospital admissions grew 6% compared to last year’s third quarter
—	Same-store aggregate admissions grew 4%; non-government admissions grew 12%
—	Operating margins were pressured by a 4% decline in commercial insurance length of stay and related higher costs per patient day
—	Hurricanes reduced hospital operating income by approximately $6 million in the quarter

•	Continued improvement in nursing center results
—	Third quarter revenues and operating income were each up 5% over last year’s same period
—	Revenue quality mix improved to 56.4% from 55.8% in the third quarter of 2007

•	Continued revenue and contract growth in Peoplefirst rehabilitation services
—	Quarterly revenues were up 21% from last year’s third quarter
—	49 new external contracts added in the first nine months of 2008

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Reports Third Quarter Results

October 30, 2008

Continuing Operations

Consolidated revenues for the third quarter of 2008 rose 1% from last year’s third quarter to $1.0 billion. Excluding the institutional pharmacy business that was spun off in the third quarter of 2007 (the “Spin-off”), revenues increased by approximately 6% in the third quarter compared to the same period in 2007. Income from continuing operations for the third quarter of 2008 totaled $0.8 million or $0.02 per diluted share compared to a loss of $7.8 million or $0.20 per diluted share in the third quarter of last year. For accounting purposes, the Spin-off was not treated as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations have not been retroactively restated to reflect the Spin-off.

Operating results for the third quarter of 2008 included certain items that, in the aggregate, reduced net income by $2.3 million or $0.06 per diluted share. These items included approximately $5.7 million of pretax direct costs and operating declines compared to last year in the Company’s Louisiana and southern Texas hospital operations resulting from the Gulf hurricanes, a $0.9 million pretax write-down in the Company’s investment portfolio related to a failed financial institution and a favorable income tax adjustment of approximately $1.8 million.

Operating results for the third quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $16.0 million or $0.40 per diluted share.

For the nine months ended September 30, 2008, consolidated revenues totaled $3.1 billion compared to $3.2 billion for the same period in 2007. Income from continuing operations totaled $37.1 million or $0.95 per diluted share for the first nine months of 2008 compared to $20.0 million or $0.49 per diluted share in the same period in 2007.

Consolidated operating results for the first nine months of 2008 included certain items that, in the aggregate, increased net income by approximately $2.8 million or $0.07 per diluted share. Operating results for the first nine months of 2007 included certain items that, in the aggregate, reduced net income by approximately $21.8 million or $0.54 per diluted share.

Discontinued Operations

During the third quarter of 2008, the Company discontinued the operations of three unprofitable hospitals. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

In the third quarter of 2008, the Company reported break-even results from discontinued operations compared to a loss of $1.3 million or $0.03 per diluted share in the third quarter of 2007.

For the first nine months of 2008, the Company reported a loss from discontinued operations of $2.7 million or $0.07 per diluted share compared to a loss of $6.2 million or $0.15 per diluted share in the first nine months of 2007.

In the third quarter of 2008, the Company recorded a loss of $22.1 million or $0.56 per diluted share related to the previously announced closure of a hospital. Losses on the divestiture of discontinued operations totaled $19.3 million or $0.49 per diluted share for the nine months ended September 30, 2008 compared to $77.0 million or $1.90 per diluted share for the same period in 2007.

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

Management Commentary

“Our consolidated third quarter results were negatively impacted by weaker than expected hospital operations,” commented Paul J. Diaz, President and Chief Executive Officer of Kindred. “While we expected seasonally lower volumes in the third quarter, the decline in length of stay, particularly for commercial insurance patients, resulted in further revenue and margin pressure. At the same time, we did not effectively manage our costs based on our volume of patient days in the quarter. In addition, the operational disruptions caused by this year’s Gulf hurricanes further reduced our hospital operating results. As a result of these issues, our third quarter hospital operating income declined to $65 million compared to $83 million in the third quarter last year.”

Mr. Diaz continued, “Our skilled nursing centers continued to perform well in the third quarter as we benefited from higher overall occupancy levels, improved employee retention rates, and lower professional liability and workers compensation costs. We also are continuing to grow our rehabilitation therapy business, adding 49 new external contracts so far this year. In the third quarter, Peoplefirst rehabilitation services reported strong revenue growth and improved therapist retention rates compared to the same period last year.”

Commenting on the Company’s ongoing development activities, Mr. Diaz noted, “During the third quarter, we opened a new 70-bed hospital in West Palm Beach, Florida. Looking forward, we are excited about the continued development of five hospital projects that should be completed over the next two years.”

Earnings Guidance – Continuing Operations

The Company maintained its 2008 earnings guidance for continuing operations. The Company expects consolidated revenues for 2008 to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $560 million to $567 million. Rent expense is expected to approximate $346 million, while depreciation, amortization and net interest expense are expected to approximate $128 million. Income from continuing operations for 2008 is expected to approximate $51 million to $55 million or $1.30 to $1.40 per diluted share (based upon diluted shares of 39 million).

The Company also maintained its earnings outlook for the fourth quarter of 2008, estimating earnings per common share from continuing operations between $0.35 to $0.45.

The Company anticipates that routine capital spending in 2008 will approximate $120 million to $125 million and hospital development capital spending should approximate $50 million to $55 million. Management expects that most of these expenditures will be financed through internal resources.

The Company also provided its initial earnings guidance for 2009. Consolidated revenues are expected to approximate $4.4 billion. Operating income is expected to range from $583 million to $593 million. Rent expense is expected to approximate $361 million, while depreciation, amortization and net interest expense are expected to approximate $133 million. Income from continuing operations for 2009 is expected to approximate $52 million to $57 million or $1.30 to $1.45 per diluted share (based upon diluted shares of 39.5 million).

The Company anticipates that routine capital spending in 2009 will approximate $100 million to $110 million and hospital development capital spending should approximate $50 million to $60 million. Management expects that most of these expenditures will be financed through internal sources.

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

The earnings guidance reflects the estimated impact of a final rule issued by the Centers for Medicare and Medicaid Services on July 31, 2008 related to the re-weighting of payments under the prospective payment system for long-term acute care (“LTAC”) hospitals. The Company also indicated that the earnings guidance does not reflect any other changes in government reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

Mr. Diaz noted, “As we approach the end of 2008, we believe that there are additional opportunities to improve the operations in each of our operating divisions. While challenges remain, our continued focus on our employees, patients, residents and customers will drive our business results. In addition, we expect to generate significant operating cash flows in the fourth quarter of 2008 through improved accounts receivable collections. While continuing to fund our routine capital spending needs and our ongoing hospital development program, we expect that the Company will be financially well positioned going into 2009.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the third quarter 2008 conference call through a link on Kindred’s website at www.kindredhealthcare.com. The conference call will be held October 31, 2008 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 1:00 p.m. on October 31 by dialing (719) 457-0820, access code: 4490589. The replay will be available through November 7.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification and the three-year moratorium on future hospital development; (c) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas,

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

Inc. (NYSE:VTR); (d) the Company’s ability to meet its rental and debt service obligations; (e) the Company’s ability to attract and retain key executives and other healthcare personnel; (f) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (g) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (h) failure of the Company’s facilities to meet applicable licensure and certification requirements; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the further consolidation of managed care organizations and other third party payors; (o) the Company’s ability to successfully dispose of unprofitable facilities; (p) events or circumstances which could result in impairment of an asset or other charges; (q) changes in generally accepted accounting principles or practices; (r) the condition of the financial markets, including volatility and deterioration in the capital and credit markets, which would limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses; and (s) the Company’s ability to maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 54,300 employees in 40 states. At September 30, 2008, Kindred through its subsidiaries provided healthcare services in 658 locations, including 82 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 348 non-affiliated facilities. Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues	$1,010,680	$999,418	$3,101,114	$3,183,244

Income (loss) from continuing operations	$786	$(7,753)	$37,100	$20,030
Discontinued operations, net of income taxes:
Income (loss) from operations	12	(1,309)	(2,663)	(6,224)
Loss on divestiture of operations	(22,058)	—	(19,346)	(76,968)

Net income (loss)	$(21,260)	$(9,062)	$15,091	$(63,162)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.02	$(0.20)	$0.98	$0.51
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.07)	(0.16)
Loss on divestiture of operations	(0.58)	—	(0.51)	(1.96)

Net income (loss)	$(0.56)	$(0.23)	$0.40	$(1.61)

Diluted:
Income (loss) from continuing operations	$0.02	$(0.20)	$0.95	$0.49
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.07)	(0.15)
Loss on divestiture of operations	(0.56)	—	(0.49)	(1.90)

Net income (loss)	$(0.54)	$(0.23)	$0.39	$(1.56)

Shares used in computing earnings (loss) per common share:
Basic	38,034	39,013	37,732	39,271
Diluted	39,369	39,013	38,994	40,522

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Revenues	$1,010,680	$999,418	$3,101,114	$3,183,244

Salaries, wages and benefits	606,468	592,234	1,803,880	1,784,669
Supplies	78,586	108,648	238,785	468,921
Rent	86,444	87,152	259,048	258,149
Other operating expenses	211,584	191,208	656,274	546,439
Other income	(4,313)	(3,201)	(14,197)	(3,201)
Depreciation and amortization	29,432	30,578	91,417	88,509
Interest expense	3,710	5,014	11,538	11,301
Investment income	(672)	(3,770)	(6,257)	(11,209)

	1,011,239	1,007,863	3,040,488	3,143,578

Income (loss) from continuing operations before income taxes	(559)	(8,445)	60,626	39,666
Provision (benefit) for income taxes	(1,345)	(692)	23,526	19,636

Income (loss) from continuing operations	786	(7,753)	37,100	20,030
Discontinued operations, net of income taxes:
Income (loss) from operations	12	(1,309)	(2,663)	(6,224)
Loss on divestiture of operations	(22,058)	—	(19,346)	(76,968)

Net income (loss)	$(21,260)	$(9,062)	$15,091	$(63,162)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.02	$(0.20)	$0.98	$0.51
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.07)	(0.16)
Loss on divestiture of operations	(0.58)	—	(0.51)	(1.96)

Net income (loss)	$(0.56)	$(0.23)	$0.40	$(1.61)

Diluted:
Income (loss) from continuing operations	$0.02	$(0.20)	$0.95	$0.49
Discontinued operations:
Income (loss) from operations	—	(0.03)	(0.07)	(0.15)
Loss on divestiture of operations	(0.56)	—	(0.49)	(1.90)

Net income (loss)	$(0.54)	$(0.23)	$0.39	$(1.56)

Shares used in computing earnings (loss) per common share:
Basic	38,034	39,013	37,732	39,271
Diluted	39,369	39,013	38,994	40,522

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$19,295	$32,877
Cash - restricted	4,935	5,360
Insurance subsidiary investments	193,911	231,693
Accounts receivable less allowance for loss	700,372	598,108
Inventories	22,675	22,035
Deferred tax assets	59,087	59,936
Income taxes	29,040	43,128
Other	22,046	20,510

	1,051,361	1,013,647

Property and equipment	1,347,223	1,226,111
Accumulated depreciation	(627,559)	(542,773)

	719,664	683,338

Goodwill	71,244	69,100
Intangible assets less accumulated amortization	64,584	79,956
Assets held for sale	11,122	15,837
Insurance subsidiary investments	47,409	49,166
Deferred tax assets	127,199	113,854
Other	45,822	54,654

	$2,138,405	$2,079,552

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$155,982	$180,367
Salaries, wages and other compensation	275,594	261,608
Due to third party payors	42,171	41,980
Professional liability risks	59,218	64,740
Other accrued liabilities	81,964	80,663
Long-term debt and capital lease obligation due within one year	79	584

	615,008	629,942

Long-term debt	329,054	275,814
Capital lease obligation	—	15,760
Professional liability risks	195,533	186,652
Deferred credits and other liabilities	106,135	109,260

Stockholders' equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,915 shares—September 30, 2008 and 38,339 shares—December 31, 2007	9,729	9,585
Capital in excess of par value	809,201	790,367
Accumulated other comprehensive income (loss)	(1,787)	1,250
Retained earnings	75,532	60,922

	892,675	862,124

	$2,138,405	$2,079,552

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$(21,260)	$(9,062)	$15,091	$(63,162)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,595	30,916	92,269	92,019
Amortization of stock-based compensation costs	2,411	19,547	9,806	27,699
Provision for doubtful accounts	6,877	6,612	22,037	23,494
Deferred income taxes	8,226	(2,129)	(4,921)	(17,044)
Loss on divestiture of discontinued operations	22,058	—	19,346	76,968
Other	(853)	(650)	(1,946)	(2,165)
Change in operating assets and liabilities:
Accounts receivable	(41,141)	(84,996)	(125,287)	(130,424)
Inventories and other assets	(422)	16,413	(4,880)	13,503
Accounts payable	(2,726)	9,700	(13,756)	(6,914)
Income taxes	(17,796)	(14,216)	21,188	12,865
Due to third party payors	14,998	16,403	191	20,791
Other accrued liabilities	7,262	31,601	12,251	53,101

Net cash provided by operating activities	7,229	20,139	41,389	100,731

Cash flows from investing activities:
Purchase of property and equipment	(47,293)	(54,256)	(112,153)	(133,012)
Acquisitions	(22,419)	(22,850)	(48,824)	(238,104)
Sale of assets	745	1,786	27,984	81,692
Purchase of insurance subsidiary investments	(25,908)	(22,484)	(94,976)	(114,363)
Sale of insurance subsidiary investments	22,568	28,559	89,501	126,843
Net change in insurance subsidiary cash and cash equivalents	1,671	(7,798)	40,099	(3,117)
Net change in other investments	2	500	7,002	514
Other	1,340	(3,851)	2,628	(7,274)

Net cash used in investing activities	(69,294)	(80,394)	(88,739)	(286,821)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	391,700	413,500	1,119,800	1,289,300
Repayment of borrowings under revolving credit	(328,800)	(430,500)	(1,066,500)	(1,184,300)
Repayment of long-term debt	(19)	(18)	(57)	(53)
Repayment of capital lease obligation	—	—	(16,268)	—
Payment of deferred financing costs	(211)	(1,752)	(390)	(2,058)
Proceeds from borrowing related to spin-off transaction	—	125,000	—	125,000
Issuance of common stock	3,087	302	8,865	10,050
Repurchase of common stock	—	(49,997)	—	(49,997)
Other	(3,213)	3,790	(11,682)	(5,080)

Net cash provided by financing activities	62,544	60,325	33,768	182,862

Change in cash and cash equivalents	479	70	(13,582)	(3,228)
Cash and cash equivalents at beginning of period	18,816	17,559	32,877	20,857

Cash and cash equivalents at end of period	$19,295	$17,629	$19,295	$17,629

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$1,098,087	$1,085,739	$999,418	$996,647	$1,048,523	$1,041,911	$1,010,680

Salaries, wages and benefits	596,329	596,106	592,234	574,245	601,251	596,161	606,468
Supplies	180,411	179,862	108,648	77,154	78,632	81,567	78,586
Rent	83,738	87,259	87,152	85,568	85,180	87,424	86,444
Other operating expenses	180,193	175,038	191,208	197,058	227,303	217,387	211,584
Other income	—	—	(3,201)	(4,500)	(4,717)	(5,167)	(4,313)
Depreciation and amortization	27,877	30,054	30,578	31,912	31,055	30,930	29,432
Interest expense	3,595	2,692	5,014	5,743	4,921	2,907	3,710
Investment income	(3,829)	(3,610)	(3,770)	(4,900)	(3,248)	(2,337)	(672)

	1,068,314	1,067,401	1,007,863	962,280	1,020,377	1,008,872	1,011,239

Income (loss) from continuing operations before income taxes	29,773	18,338	(8,445)	34,367	28,146	33,039	(559)
Provision (benefit) for income taxes	12,607	7,721	(692)	14,749	11,639	13,232	(1,345)

Income (loss) from continuing operations	17,166	10,617	(7,753)	19,618	16,507	19,807	786
Discontinued operations, net of income taxes:
Income (loss) from operations	(2,067)	(2,848)	(1,309)	(3,273)	(1,817)	(858)	12
Gain (loss) on divestiture of operations	(7,266)	(69,702)	—	(53)	—	2,712	(22,058)

Net income (loss)	$7,833	$(61,933)	$(9,062)	$16,292	$14,690	$21,661	$(21,260)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.44	$0.26	$(0.20)	$0.53	$0.44	$0.52	$0.02
Discontinued operations:
Income (loss) from operations	(0.05)	(0.07)	(0.03)	(0.09)	(0.05)	(0.02)	—
Gain (loss) on divestiture of operations	(0.19)	(1.76)	—	—	—	0.07	(0.58)

Net income (loss)	$0.20	$(1.57)	$(0.23)	$0.44	$0.39	$0.57	$(0.56)

Diluted:
Income (loss) from continuing operations	$0.43	$0.26	$(0.20)	$0.51	$0.43	$0.51	$0.02
Discontinued operations:
Income (loss) from operations	(0.05)	(0.07)	(0.03)	(0.08)	(0.05)	(0.02)	—
Gain (loss) on divestiture of operations	(0.18)	(1.71)	—	—	—	0.07	(0.56)

Net income (loss)	$0.20	$(1.52)	$(0.23)	$0.43	$0.38	$0.56	$(0.54)

Shares used in computing earnings (loss) per common share:
Basic	39,212	39,591	39,013	37,365	37,444	37,714	38,034
Diluted	39,997	40,645	39,013	38,366	38,618	38,943	39,369

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$447,457	$425,617	$416,267	$438,078	$476,167	$461,064	$434,774
Health services division	485,635	496,399	508,191	524,561	534,793	542,207	535,737
Rehabilitation division	83,756	85,288	88,284	95,069	104,499	106,318	106,796
Pharmacy division	174,704	173,407	58,000	—	—	—	—

	1,191,552	1,180,711	1,070,742	1,057,708	1,115,459	1,109,589	1,077,307

Eliminations:
Rehabilitation	(58,017)	(58,450)	(59,011)	(61,061)	(66,936)	(67,678)	(66,627)
Pharmacy	(35,448)	(36,522)	(12,313)	—	—	—	—

	(93,465)	(94,972)	(71,324)	(61,061)	(66,936)	(67,678)	(66,627)

	$1,098,087	$1,085,739	$999,418	$996,647	$1,048,523	$1,041,911	$1,010,680

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$99,534	$85,939	$83,433	$96,162	$96,802	$85,886	$64,818	(a,b)
Health services division	61,669	71,953	75,166	87,961	74,200	90,446	78,801	(b)
Rehabilitation division	10,044	9,097	8,309	7,076	11,486	10,178	7,448	(b)
Pharmacy division	9,243	7,883	431	—	—	—	—

Corporate:
Overhead	(37,794)	(38,506)	(54,954)	(36,463)	(34,931)	(33,200)	(30,937	)(b)
Insurance subsidiary	(1,542)	(1,633)	(1,856)	(2,046)	(1,503)	(1,347)	(1,775)

	(39,336)	(40,139)	(56,810)	(38,509)	(36,434)	(34,547)	(32,712)

Operating income	141,154	134,733	110,529	152,690	146,054	151,963	118,355
Rent	(83,738)	(87,259)	(87,152)	(85,568)	(85,180)	(87,424)	(86,444)
Depreciation and amortization	(27,877)	(30,054)	(30,578)	(31,912)	(31,055)	(30,930)	(29,432)
Interest, net	234	918	(1,244)	(843)	(1,673)	(570)	(3,038	)(c)

Income (loss) from continuing operations before income taxes	29,773	18,338	(8,445)	34,367	28,146	33,039	(559)
Provision (benefit) for income taxes	12,607	7,721	(692)	14,749	11,639	13,232	(1,345	)(d)

	$17,166	$10,617	$(7,753)	$19,618	$16,507	$19,807	$786

(a)	Includes $5.8 million of direct costs and operating declines compared to last year in the Company's Louisiana and southern Texas hospital operations resulting from the Gulf hurricanes.

(b)	Beginning January 1, 2008, certain incentive compensation costs were charged to the operating divisions that had previously been classified as corporate overhead. These charges approximated $0.7 million for the hospital division, $0.5 million for the health services division and $0.2 million for the rehabilitation division in the third quarter of 2008. Segment operating results for prior periods were not restated to reflect this reclassification.

(c)	Includes a $0.9 million write-down in the Company's investment portfolio related to a failed financial institution.

(d)	Includes a $1.8 million favorable income tax adjustment.

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second	Third
Rent:
Hospital division	$33,714	$35,115	$35,068	$35,978	$35,907	$37,750	$36,461
Health services division	47,239	48,985	50,078	48,245	47,883	48,175	48,551
Rehabilitation division	1,069	1,133	1,180	1,259	1,358	1,393	1,405
Pharmacy division	1,642	1,943	740	—	—	—	—
Corporate	74	83	86	86	32	106	27

	$83,738	$87,259	$87,152	$85,568	$85,180	$87,424	$86,444

Depreciation and amortization:
Hospital division	$8,758	$9,693	$10,818	$11,689	$11,303	$11,455	$11,719
Health services division	10,981	11,825	13,284	14,572	14,389	13,677	11,794
Rehabilitation division	236	273	284	383	387	485	547
Pharmacy division	2,816	2,760	934	—	—	—	—
Corporate	5,086	5,503	5,258	5,268	4,976	5,313	5,372

	$27,877	$30,054	$30,578	$31,912	$31,055	$30,930	$29,432

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$20,765	$25,909	$23,505	$24,905	$13,556	$20,022	$19,736
Health services division	6,696	10,460	13,908	15,876	7,135	10,744	19,746
Rehabilitation division	118	253	385	1,281	282	280	271
Pharmacy division	1,712	1,613	790	—	—	—	—
Corporate:
Information systems	4,457	5,765	4,668	9,541	3,832	8,616	7,051
Other	274	734	11,000	1,873	135	258	489

	$34,022	$44,734	$54,256	$53,476	$24,940	$39,920	$47,293

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Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals	78	78	80	81	81	81	82
Number of licensed beds	6,110	6,169	6,286	6,358	6,358	6,358	6,428

Revenue mix %:
Medicare	60	58	56	57	57	56	54
Medicaid	10	10	11	11	9	9	11
Medicare Advantage	n/a	5	6	7	8	9	9
Commercial insurance and other	30	27	27	25	26	26	26

Admissions:
Medicare	7,435	6,903	6,628	7,174	7,920	7,268	6,786
Medicaid	1,053	1,007	1,094	1,050	1,034	1,008	1,148
Medicare Advantage	n/a	387	598	696	901	849	869
Commercial insurance and other	2,189	1,781	1,648	1,687	1,814	1,799	1,748

	10,677	10,078	9,968	10,607	11,669	10,924	10,551

Admissions mix %:
Medicare	70	68	66	68	68	67	64
Medicaid	10	10	11	10	9	9	11
Medicare Advantage	n/a	4	6	6	8	8	8
Commercial insurance and other	20	18	17	16	15	16	17

Patient days:
Medicare	205,757	198,117	189,968	199,655	216,737	210,064	188,832
Medicaid	50,852	49,837	49,955	52,548	50,335	50,676	54,108
Medicare Advantage	n/a	13,901	18,530	22,602	28,453	29,219	28,529
Commercial insurance and other	79,465	68,428	63,580	64,855	66,270	67,847	64,449

	336,074	330,283	322,033	339,660	361,795	357,806	335,918

Average length of stay:
Medicare	27.7	28.7	28.7	27.8	27.4	28.9	27.8
Medicaid	48.3	49.5	45.7	50.0	48.7	50.3	47.1
Medicare Advantage	n/a	35.9	31.0	32.5	31.6	34.4	32.8
Commercial insurance and other	36.3	38.4	38.6	38.4	36.5	37.7	36.9
Weighted average	31.5	32.8	32.3	32.0	31.0	32.8	31.8

Revenues per admission:
Medicare	$36,031	$35,731	$35,176	$34,985	$34,128	$35,717	$34,721
Medicaid	42,028	43,216	40,145	44,498	41,853	42,271	40,798
Medicare Advantage	n/a	49,250	41,079	41,556	42,167	46,448	45,679
Commercial insurance and other	61,813	65,351	69,562	66,065	68,691	66,385	64,431
Weighted average	41,908	42,232	41,760	41,301	40,806	42,206	41,207

Revenues per patient day:
Medicare	$1,302	$1,245	$1,227	$1,257	$1,247	$1,236	$1,248
Medicaid	870	873	879	889	860	841	866
Medicare Advantage	n/a	1,371	1,326	1,280	1,335	1,350	1,391
Commercial insurance and other	1,703	1,701	1,803	1,718	1,880	1,760	1,748
Weighted average	1,331	1,289	1,293	1,290	1,316	1,289	1,294

Medicare case mix index (discharged patients only)	1.11	1.11	1.09	1.11	1.12	1.16	1.14

Average daily census	3,734	3,629	3,500	3,692	3,976	3,932	3,651
Occupancy %	68.2	65.4	61.4	63.8	67.9	67.1	62.2

n/a—not available

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				2008 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	223	223	224	224	224	224	224
Managed	4	4	4	4	4	4	4

	227	227	228	228	228	228	228

Number of licensed beds:
Owned or leased	28,481	28,477	28,719	28,621	28,371	28,251	28,210
Managed	485	485	485	485	485	485	485

	28,966	28,962	29,204	29,106	28,856	28,736	28,695

Revenue mix %:
Medicare	35	35	34	34	35	35	33
Medicaid	44	44	44	44	42	43	44
Medicare Advantage	n/a	n/a	n/a	n/a	5	5	5
Private and other	21	21	22	22	18	17	18

Patient days (excludes managed facilities):
Medicare	389,354	390,142	382,527	390,907	409,902	402,269	370,782
Medicaid	1,405,392	1,417,578	1,441,273	1,429,155	1,394,925	1,387,374	1,430,461
Medicare Advantage	n/a	n/a	n/a	n/a	79,221	82,886	84,977
Private and other	432,145	448,605	478,831	489,190	415,290	407,141	417,695

	2,226,891	2,256,325	2,302,631	2,309,252	2,299,338	2,279,670	2,303,915

Patient day mix %:
Medicare	18	17	17	17	18	18	16
Medicaid	63	63	62	62	61	61	62
Medicare Advantage	n/a	n/a	n/a	n/a	3	3	4
Private and other	19	20	21	21	18	18	18

Revenues per patient day:
Medicare Part A	$406	$408	$408	$422	$429	$431	$434
Total Medicare (including Part B)	442	444	445	458	461	466	475
Medicaid	152	153	156	160	160	168	163
Medicare Advantage	n/a	n/a	n/a	n/a	348	351	347
Private and other	231	237	237	238	229	228	231
Weighted average	218	220	221	227	232	238	232

Average daily census	24,743	24,795	25,029	25,101	25,267	25,051	25,043
Occupancy %	88.2	87.4	87.8	87.8	89.2	89.0	89.1

Rehabilitation data:
Revenue mix %:
Company-operated	74	69	68	65	65	64	62
Non-affiliated	26	31	32	35	35	36	38

Therapist productivity %	79.6	80.2	79.0	78.9	81.9	81.3	80.1

n/a—not available

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 30, 2008

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2008 and 2009—Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	2008				2009
	As of October 30, 2008		As of July 31, 2008		As of October 30, 2008
	Low	High	Low	High	Low	High
Operating income	$560	$567	$578	$585	$583	$593

Rent	346	346	349	349	361	361
Depreciation and amortization	121	121	124	124	125	125
Interest, net	7	7	6	6	8	8

Income from continuing operations before income taxes	86	93	99	106	89	99
Provision for income taxes	35	38	40	44	37	42

Income from continuing operations	$51	$55	$59	$62	$52	$57

Earnings per diluted share	$1.30	$1.40	$1.50	$1.60	$1.30	$1.45

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0	39.5	39.5

(a)	The earnings guidance reflects the estimated impact of a final rule issued by the Centers for Medicare and Medicaid Services on July 31, 2008 related to the re-weighting of payments under the prospective payment system for LTAC hospitals. The earnings guidance does not reflect any other changes in government reimbursement, any material acquisitions or divestitures or any repurchases of common stock.

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